UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2007
SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1740 Technology Drive, Suite 450
San Jose, CA 95110
(408) 570-9700

(Addresses, including zip code, and telephone numbers,
including area code, of principal executive offices)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As a result of not timely filing the Form 10-Q for the quarter ended September 30, 2006, the Company received a notice from the Nasdaq National Market that it is not in compliance with the Nasdaq’s marketplace rules, which could result in delisting from the Nasdaq Stock Market. The Company requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) for continued listing on the Nasdaq National Market and the hearing was held on January 18, 2007.
     On February 8, 2007, the Nasdaq Listing Qualifications Panel notified the Company that the Panel has determined to continue the Company’s listing subject to the filing by May 9, 2007 of its Form 10-Q for the quarter ended September 30, 2006 and any required restatements, communication with the Panel about the results of the investigation by a special committee of the Company’s Board of Directors into the Company’s historical stock option granting practices, and compliance with all other requirements for continued listing on the Nasdaq Stock Market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.
DATE: February 12, 2007	By:	/s/ Bill Roeschlein
Bill Roeschlein
Chief Financial Officer